Exhibit 1

Franklin(R)
Electronic Publishers             ONE FRANKLIN PLAZA, BURLINGTON, NJ 08016-4907,
                                  TEL: 609-386-2500 FAX: 609-387-0533
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                                                                            NEWS
Contact:  Gregory J. Winsky
          Senior Vice President
          Franklin Electronic Publishers, Inc.
          (609) 386-2600

                                                           FOR IMMEDIATE RELEASE

                FRANKLIN ANNOUNCES CEO H. ANDREW CROSS TO DEPART

                    EXECUTIVE VICE PRESIDENT BARRY J. LIPSKY
               NAMED CHIEF OPERATING OFFICER AND ACTING PRESIDENT

Burlington, N.J., April 19, 1999 - Franklin Electronic Publishers, Inc. ("NYSE:
FEP") today announced that its Chief Executive Officer and President H. Andrew Cross is leaving the Company by mutual agreement. Franklin's Executive Vice President, Barry J. Lipsky, a director of the Company, was promoted to the post of Chief Operating Officer and was named Acting President as well.

James H. Simons, Chairman of the Board of the Company, stated "We are grateful for the leadership Mr. Cross has provided. During the period of his presidency, Franklin established record annual revenues, substantially increased the sales of its REX line of organizers, revamped its reference and ROLODEX(R) Electronics lines, and inaugurated its strategy of Internet publishing through the introduction of the Rocket eBook(TM)."

Barry Lipsky, newly appointed C.O.O. and Acting President, has been with Franklin for fourteen years and is a member of its Board of Directors. Mr. Lipsky has served as Vice President for Manufacturing, has been responsible for much of the Company's R&D, and has architected a number of the Company's key outside partnerships, including that with Starfish Software for the REX organizer line.

Mr. Simons went on to say, "Barry Lipsky's background at Franklin together with his broad understanding of our fast moving industry and his proven management skills make him especially well suited for his new role."

Mr. Lipsky, 48 years old, lives in Princeton, New Jersey and is married with two children.

Franklin Electronic Publishers, Inc. (NYSE:FEP), the exclusive source for REX(R) PC- Card organizer products, is the worldwide market leader in handheld electronic books, including the popular BOOKMAN(R) series. The Company is also the exclusive producer

                                                                          [LOGO]
                                     -more-
and distributor of ROLODEX(R) Electronics brand personal information management products. Franklin has sold more than 20,000,000 electronic books and currently publishes more than 200 titles, including dictionaries and bilingual dictionaries; encyclopedias; Bibles; entertainment titles; education and tutorial publications; and medical reference works. Franklin products, available in sixteen languages, are sold in 45,000 retail outlets worldwide and through catalogs and the Internet. More information about Franklin can be found at http://www.franklin.com. The Company has sales and distribution subsidiaries in the United Kingdom, France, Germany, the Benelux countries, Canada, Australia, Mexico, Singapore, and South Africa, and production management offices in Tokyo and Hong Kong.

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ROLODEX(R) is a registered trademark of Sterling Resources Co., a subsidiary of
Nextell Co. Rocket eBook(TM) is a trademark of NuvoMedia, Inc. Other product and company names herein may be trademarks of their respective owners.

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Except for the historical information contained herein, the matters discussed throughout this release, including, but not limited to, those that are stated as Franklin's belief or expectation or preceded by the word "should" are forward looking statements that involve risks to and uncertainities in Franklin's business, including, among other things, the timely availablility and acceptance of new electronic reference products, oraganizers, and computer companion products, changes in technology, the impact of competitive electronic products, the management of inventories, Franklin's dependence on third party component suppliers and manufacturers, including those that provide Franklin-specific parts, and other risks and uncertainities that may be detailed from time to time in Franklin's reports filed with the Securities and Exchange Commission.
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